Exhibit 8.1

250 West 55th Street New York New York 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 www.mofo.com morrison & foerster llp

amsterdam, austin, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego, san francisco, seattle, shanghai, singapore, tokyo, washington, d.c.

[•], 2026

CCF Holdings LLC
5165 Emerald Parkway
Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as special counsel to CCF Holdings LLC, a Delaware limited liability company (“CCFI”), in connection with (i) the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 11, 2025, by and among Katapult Holdings, Inc., a Delaware corporation (“Katapult”), Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult (“Merger Sub 2”), CCFI and Aaron’s Intermediate HoldCo, Inc., a Delaware corporation (“Aaron’s”), and (ii) the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-4, as amended or supplemented through the date hereof (the “Registration Statement”), initially filed with the SEC on [     , 2026], which includes the Proxy Statement/Prospectus forming a part thereof. The Merger Agreement and the ancillary documents thereto provide, among other things, for the merger of Merger Sub 1 with and into Aaron’s with Aaron’s surviving as an indirect, wholly owned subsidiary of Katapult (the “Aaron’s Merger”) and the merger of Merger Sub 2 with and into CCFI with CCFI surviving as an indirect, wholly owned subsidiary of Katapult (the “CCFI Merger” and, together with the Aaron’s Merger, the “Mergers”), all on the terms and conditions set forth in the Merger Agreement. In connection and concurrently with the execution and delivery of the Merger Agreement, certain members of Aaron’s management and CCFI’s management (the “Aaron’s MIP Holders” and “CCFI MIP Holders,” respectively) entered into certain Contribution and Exchange Agreements pursuant to which (i) immediately prior to the Aaron’s Merger Effective Time and subject to satisfaction of all conditions to Closing, the Aaron’s MIP Holders will contribute and assign to Katapult, and Katapult will assume and acquire from the Aaron’s MIP Holders, the Aaron’s MIP Units in exchange for shares of Katapult Common Stock (the “Aaron’s MIP Exchange”), and (ii) immediately prior to the CCFI Merger Effective Time and subject to satisfaction of all conditions to Closing, the CCFI MIP Holders will contribute and assign to Katapult, and Katapult will assume and acquire from the CCFI MIP Holders, the CCFI MIP Equity in exchange for shares of Katapult Common Stock (the “CCFI MIP Exchange” and, together with the Aaron’s MIP Exchange and the Mergers, the “Merger and Exchange Transactions”). Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

[•], 2026

Page Two

In connection with this opinion, we have examined the Merger Agreement, the Contribution and Exchange Agreements, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to render the opinion set forth herein. In addition, we have assumed, with your permission, that: (i) the Merger and Exchange Transactions (together with any related transactions) will be consummated pursuant to and in accordance with the provisions of the Merger Agreement and the Contribution and Exchange Agreements and as described in the Registration Statement (and no transaction, covenant or condition described therein and affecting this opinion will be waived or modified in any respect), (ii) the statements concerning the Merger and Exchange Transactions and the parties thereto set forth in the Merger Agreement, the Contribution and Exchange Agreements and the Registration Statement are true, complete and correct, and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger and Exchange Transactions, (iii) the statements and representations made by Katapult (on behalf of itself, Merger Sub 1 and Merger Sub 2), Aaron’s and CCFI in their respective officer’s certificates are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Merger and Exchange Transactions, (iv) all such statements qualified by knowledge, intention, belief or materiality or any comparable qualification are and will be true, complete and correct, in each case, as if made without such qualification, (v) any certificates, forms or other documentation that any of the parties to the Merger Agreement or the Contribution and Exchange Agreements have requested, or will request, from any person in connection with the Merger and Exchange Transactions will have been duly executed and provided to the requesting party as and when requested, (vi) the parties to the Merger Agreement and the Contribution and Exchange Agreements have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement and the Contribution and Exchange Agreements, as applicable, (vii) the Merger Agreement, the Contribution and Exchange Agreements and the other agreements referred to therein represent the entire understanding of the parties with respect to the Merger and Exchange Transactions (together with any related transactions), and there are no other written or oral agreements regarding the Merger and Exchange Transactions (together with any related transactions) other than the Merger Agreement, the Contribution and Exchange Agreements and the other agreements referred to therein, (viii) the Merger and Exchange Transactions (together with any related transactions) will be effective under the laws of the State of Delaware and any other applicable jurisdiction, (ix) Katapult, Aaron’s, CCFI, and their respective subsidiaries will treat the Merger and Exchange Transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (x) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us, and all natural persons who have executed such documents had the requisite legal capacity to execute such documents, and (xi) all applicable reporting requirements have been or will be satisfied. If any of the above-described assumptions are untrue or invalid for any reason, or if the Merger and Exchange Transactions are consummated in a manner that differs from the manner described in the Merger Agreement, the Contribution and Exchange Agreements and the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the assumptions and qualifications set forth herein, it is our opinion that (i) the CCFI Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and/or (ii) together (as part of an integrated transaction) with the exchange of Aaron’s Common Stock for Katapult Common Stock pursuant to the Aaron’s Merger, the Aaron’s MIP Exchange and the CCFI MIP Exchange, the exchange of CCFI Units for Katapult Common Stock pursuant to the CCFI Merger will qualify as part of an exchange described in Section 351 of the Code.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement, the Contribution and Exchange Agreements or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the U.S. Internal Revenue Service and case law, any of which may be changed at any time, including with retroactive effect. This opinion is expressed as of the date hereof, and any change in applicable laws or the facts and circumstances surrounding the Merger and Exchange Transactions (together with any related transactions), or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Katapult, Aaron’s or CCFI of any such change or inaccuracy that may occur or come to our attention. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. In addition, because our opinion is required to be delivered in connection with the effectiveness of the Registration Statement, there can be no assurance that it will continue to be valid at the effective time of the Merger and Exchange Transactions.

[•], 2026

Page Three

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references made therein to us insofar as they relate to statements of law or legal conclusions under the federal income tax laws of the United States or pertain to matters of U.S. federal income tax law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

[DRAFT]